February 4, 2013


SECURITIES & EXCHANGE COMMISSION
450 Fifth Street, NW
Washington, DC 20549

Attn.: Document Control



RE:	American Depositary Shares
evidenced by the American
Depositary Receipts of
Amadeus Energy Limited
(Form F6 File No 333154852)


Ladies and Gentlemen:

Pursuant to Rule 424(b)(3) under the
Securities Act of 1933, as amended, on
behalf of The Bank of New York Mellon, as
Depositary for securities against which
American Depositary Receipts (ADRs) are to be issued, we attach a copy of the new prospectus (Prospectus) reflecting the change in name from Amadeus Energy Limited to Lonestar Resources Limited and the removal of the Par Value.
As required by Rule 424(e), the upper right hand corner of the Prospectus cover page has a reference to Rule 424(b)(3) and to the file number of the registration statement to which the Prospectus relates.

Pursuant to Section III B of the General
Instructions to the Form F6 Registration
Statement, the Prospectus consists of the ADR certificate with the revised name change for Amadeus Energy Limited.
The Prospectus has been revised to reflect the removal of the Par Value and to reflect the new name as follows:
Lonestar Resources Limited
Please contact me with any questions or
comments at 212 8152301.


Paul Brophy
Senior Associate
The Bank of New York Mellon  ADR
Division


Encl.
CC: Paul Dudek, Esq. (Office of
International Corporate Finance)








Depositary Receipts
101 Barclay Street 22nd Floor West, New York, NY 10286